UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 4, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03                    Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

    On February 4, 2016, Echo Therapeutics, Inc. (the “Company”) issued a promissory note to Beijing Yi Tang Bio Science & Technology, Ltd. (“Lender”) in the aggregate principal amount of $300,000 in respect of a bridge loan made by such party.  The promissory note, which bears interest at the prime rate, may, at Lender’s option, be exchanged for securities issued in a subsequent financing by the Company, including the second tranche financing described in the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2016.

    The description of the promissory note set forth herein does not purport to be complete and is qualified in its entirety by reference to the promissory note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

10.1           Promissory Note with Beijing Yi Tang Bio Science & Technology, Ltd. dated February 4, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: February 10, 2016	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer

Exhibit 10.1	Promissory Note with Beijing Yi Tang Bio Science & Technology, Ltd. dated February 4, 2016.